Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to shares of common stock, no par value, of Nature’s Sunshine Products, Inc., and that this Agreement be included as an Exhibit to such filing.

The undersigned further agree and acknowledge that each party hereto is responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 28th day of May 2009.

/s/ Kristine F. Hughes
Kristine F. Hughes

/s/ Eugene L. Hughes
Eugene L. Hughes

/s/ Pauline Hughes Francis
Pauline Hughes Francis

E. L. HUGHES & K. F. HUGHES TTEE U/D

/s/ Kristine F. Hughes
Kristine F. Hughes, Trustee

/s/ Eugene L. Hughes
Eugene L. Hughes, Trustee

EUGENE L. & KRISTINE HUGHES TTEES, UA 10/11/79

/s/ Kristine F. Hughes
Kristine F. Hughes, Trustee

/s/ Eugene L. Hughes
Eugene L. Hughes, Trustee

PAULINE T. HUGHES FAMILY TRUST

/s/ Pauline Hughes Francis
Pauline Hughes Francis, Trustee

HUGHES UNLIMITED LLC

/s/ Pauline Hughes Francis
Pauline Hughes Francis, Managing Member